UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2022

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 8.01 – Other Events.

On September 8, 2022, Sesen Bio, Inc. (the “Company”) announced that the U.S. District Court for the Southern District of New York issued an order on September 7, 2022 moving the hearing on the motion for preliminary approval of the proposed settlement of the previously disclosed consolidated shareholder class action captioned In re Sesen Bio, Inc. Securities Litigation, Master File No. 1:21-cv-07025-AKH (the “Securities Litigation”) to September 28, 2022 at 10:00 a.m. local time.

As disclosed in a Current Report on Form 8-K dated September 6, 2022, the hearing on the motion for preliminary approval of the proposed settlement of Securities Litigation was originally scheduled in the U.S. District Court for the Southern District of New York on October 4, 2022 at 2:00 p.m. local time.

The Company also disclosed on September 6, 2022, that the U.S. District Court for the District of Massachusetts issued an order on September 2, 2022 granting preliminary approval of the proposed settlement of the previously disclosed consolidated derivative lawsuits captioned In re Sesen Bio, Inc. Derivative Litigation, Lead Case No. 1:21-cv-11538, the derivative lawsuit captioned Tang v. Sesen Bio, Inc., et al., Case No. 2281-cv-00135 and other potential related derivative claims (collectively, the “Derivative Litigation”), in accordance with the Stipulation of Settlement that the Company disclosed in a Current Report on Form 8-K dated August 30, 2022. The court has set a final settlement approval hearing for November 8, 2022 at 2:00 p.m. local time.

In May 2022, the Company initiated a process to review potential strategic alternatives with the goal of maximizing shareholder value. The Company believes that the settlements of the Securities Litigation and the Derivative Litigation, if approved, have the potential to enable a favorable strategic transaction by increasing the range and attractiveness of strategic alternatives that the Company is able to consider.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s plans to review potential strategic alternatives with the goal of maximizing shareholder value and the Company’s belief that the settlements of the Derivative Litigation and the Securities Litigation, if approved, have the potential to enable a favorable strategic transaction by increasing the range and attractiveness of strategic alternatives that the Company is able to consider, which are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the respective courts may not grant final approval of the settlements and the risk that the Company may not be successful in identifying one or more strategic alternatives or ultimately pursuing a strategic alternative that delivers the anticipated benefits or enhances shareholder value, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 8, 2022

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer